Exhibit 8.2

                    2014

Board of Trustees

Conahasset Bancshares, MHC

Boards of Directors

Conahasset Bancshares, Inc.

Pilgrim Bancshares, Inc.

Pilgrim Bank

40 South Main Street

Cohasset, MA 02025

Ladies and Gentlemen:

This letter constitutes our opinion as to certain Massachusetts Corporation Excise Tax consequences to Pilgrim Bank, a Massachusetts-chartered co-operative bank (the “Bank”), Conahasset Bancshares, MHC, a Massachusetts-chartered mutual holding company (the “MHC”), Conahasset Bancshares, Inc., a Maryland corporation, (the “Mid-Tier Holding Company”) and Pilgrim Bancshares, Inc., a Delaware corporation (the “Stock Holding Company”) resulting from the proposed plan of conversion of the Mutual Holding Company from a Massachusetts chartered mutual holding company to the capital form of organization through a series of transactions collectively referred to herein as the “Conversion” pursuant to that certain Conahasset Bancshares, MHC Plan of Conversion (the “Plan” or “Plan of Conversion”) dated February 25, 2014. Unless otherwise defined, all terms used herein have the meanings given to such terms in the Plan of Conversion. The opinion contained herein is rendered only with respect to the holdings set forth herein under the heading OPINION and we express no opinion with respect to any other legal, federal, state or local tax aspect of these transactions.

In preparing this opinion letter, we have relied, in part, upon certain factual descriptions provided in the CONAHASSET BANCSHARES, MHC PLAN OF CONVERSION dated February 25, 2014, as well as the federal income tax opinion related to this transaction of Luse, Gorman, Pomerenk & Schick, a Professional Corporation dated                     , 2014, and the representations as to factual matters made by Pilgrim Bank, Conahasset Bancshares, Inc., and Conahasset Bancshares, MHC, in their filing to the various regulatory agencies regarding this transaction as referenced in federal tax opinion of Luse, Gorman, Pomerenk & Schick, a Professional Corporation. If any fact or representation contained in these documents is not complete or accurate it is important that we be notified immediately in writing as this may cause us to change our opinion.

Board of Trustees

Conahasset Bancshares, MHC

Board of Directors

Conahasset Bancshares, Inc.

Pilgrim Bancshares, Inc.

Pilgrim Bank

                    , 2014

DESCRIPTION OF PROPOSED TRANSACTIONS

Based upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows. Pilgrim Bank (the “Bank”) is a Massachusetts-chartered co-operative bank headquartered in Cohasset, Massachusetts. The Bank was originally organized in 1916, and reorganized into the mutual holding company structure in 2010. The Bank is currently the wholly owned subsidiary of Conahasset Bancshares, Inc., a Maryland corporation (the “Mid-Tier Holding Company”), which is the wholly owned subsidiary of the MHC. The MHC is a mutual holding company with no stockholders. The depositors of the Bank are considered to be the “owners” of the MHC and are entitled upon the complete liquidation of the MHC to any liquidation proceeds after the payment of creditors.

The Boards of Trustees of the MHC and the Board of Directors of the Mid-Tier Holding Company, and the Bank adopted the Plan providing for the Conversion of the MHC from a Massachusetts chartered mutual holding company to the capital stock form of organization. As part of the Conversion, the Stock Holding Company will succeed to all the rights and obligations of the MHC and the Mid-Tier Holding Company and will offer shares of Stock Holding Company Common Stock to depositors and members of the general public in the Offering.

Pursuant to the Plan, the Conversion will be effected as follows and in such order as is necessary to consummate the Conversion:

(1)	The Mid-Tier Holding Company will convert from a Maryland corporation to a Delaware corporation.

(2)	The Mid-Tier Holding Company will organize the Stock Holding Company as a Maryland-chartered stock holding company subsidiary.

(3)	The MHC will merge with and into the Mid-Tier Holding Company with the Mid-Tier Holding Company as the resulting entity (the “MHC Merger”) whereby the shares of Mid-Tier Holding Company held by the MHC will be cancelled and the depositors of the Bank who hold liquidation rights in the MHC will constructively receive liquidation interests in Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company.

Board of Trustees

Conahasset Bancshares, MHC

Board of Directors

Conahasset Bancshares, Inc.

Pilgrim Bancshares, Inc.

Pilgrim Bank

                    , 2014

(4)	Immediately after the MHC Merger, the Mid-Tier Holding Company will merge with the Stock Holding Company (the “Mid-Tier Merger”), with the Stock Holding Company as the resulting entity. As part of the Mid-Tier Merger, the liquidation interests in Mid-Tier Holding Company constructively received by persons who held liquidation rights in the Mutual Holding Company will automatically, without further action on the part of the holders thereof be exchanged for an interest in the Liquidation Account.

(5)	Immediately after the Mid-Tier Merger, the Stock Holding Company will offer for sale Stock Holding Company Common Stock in the Offering.

(6)	The Stock Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in constructive exchange for additional shares of common stock of the Bank and the Bank Liquidation Account.

Following the Conversion, a Stock Holding Company Liquidation Account will be maintained by the Stock Holding Company for the benefit of Eligible Account Holders who continue to maintain their deposit accounts with the Bank. Pursuant to Section 9.7 of the Plan, the Liquidation Account will be equal to the Mutual Holding Company’s total equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the offering. In turn, the Stock Holding Company will hold the Bank Liquidation Account. The terms of the Stock Holding Company Liquidation Account and Bank Liquidation Account, which supports the payment of the Stock Holding Company Liquidation Account in the event the Stock Holding Company lacks sufficient net assets, are described in Section 9.7 of the Plan.

As a result of the Conversion and Offering, Stock Holding Company will be a publicly-held corporation, will have registered the Holding Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly-owned subsidiary of the Stock Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

Board of Trustees

Conahasset Bancshares, MHC

Board of Directors

Conahasset Bancshares, Inc.

Pilgrim Bancshares, Inc.

Pilgrim Bank

                    , 2014

The stockholders of the Stock Holding Company will be those persons who purchase shares of Stock Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Stock Holding Company Common Stock have been granted, in order of priority, to Eligible Account Holders, the Bank’s tax-qualified employee plans (“Employee Plans”), and each employee, officer, trustee and corporator of the Bank, the Mid-Tier Holding Company and the MHC who is not eligible in the preceding priority categories. Subscription rights are nontransferable. The Stock Holding Company will also offer shares of Stock Holding Company Common Stock not subscribed for in the Subscription Offering, if any, for sale in a Community Offering or Syndicated Community Offering to certain members of the general public.

DISCUSSION OF STATE INCOME TAX LAW

Discussion – MASSACHUSETTS GENERAL LAWS CHAPTER 63

Massachusetts follows the federal treatment of corporate reorganization by reference to the United State Internal Revenue Code (IRC) with certain adjustments otherwise defined in the statutes. Massachusetts has adopted federal treatment of mergers qualifying under IRC Section 368 in which no gain or loss will be recognized by any “party to a reorganization” as defined within the meaning of IRC Section 368(b). also, if the transaction results in no gain or loss to savings depositors under IRC Section 354(a) then no gain or loss results at the state level. The various IRC sections referenced in federal opinion letter have been similarly adopted by the Commonwealth of Massachusetts.

OPINION

Based solely on the above discussion of state law, the representations and documentation filed by Pilgrim Bank, Conahasset Bancshares, Inc., Conahasset Bancshares, MHC, the CONAHASSET BANCSHARES, MHC PLAN OF CONVERSION and the federal tax opinion letter of Luse, Gorman, Pomerenk & Schick, a Professional Corporation, it is our opinion that for Massachusetts excise tax purposes:

1.	No gain or loss will be recognized by any corporate parties to the reorganization for Massachusetts excise tax for any phase of the proposed transaction.

2.	The conversion will not give rise to any positive or negative tax base adjustments for Massachusetts excise tax purposes.

Board of Trustees

Conahasset Bancshares, MHC

Board of Directors

Conahasset Bancshares, Inc.

Pilgrim Bancshares, Inc.

Pilgrim Bank

                    , 2014

3.	No gain or loss shall be recognized by the depositors of the Bank on the transfer of their rights and privileges in the Mutual Holding Company for their rights and privileges in the liquidation account.

4.	The tax treatment of the reorganization will be the same as it is for federal income tax purposes.

The opinions expressed above are rendered with respect to the specific matters discussed herein and we express no opinion with respect to any other federal or state income tax, or other state and local taxes, or legal aspect of the conversion and reorganization. Our opinions are based on the completeness and accuracy of the above referenced documents. If any of the foregoing are not entirely complete or accurate, it is imperative that we be informed immediately in writing, as the inaccuracy of incompleteness could have a material effect on our conclusions. References to Massachusetts law, regulations and pronouncements are based upon current laws as enacted and pronouncements thereunder as of the date of this memorandum. We are relying upon the relevant provisions of the Internal Revenue Code of 1986, as amended, the regulations thereunder, and judicial and administrative interpretations thereof, and state and local tax authorities which are subject to change or modification by subsequent legislative, regulatory, administrative, or judicial decisions. any such changes could also have an effect on the validity of our opinions. the opinions contained herein are not binding upon the Internal Revenue Service, any other tax authority or any court, and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority and ultimately sustained by a court.

CONSENT

We hereby consent to the filing of the opinion as an exhibit to the MHC’s Application for Conversion filed with the FRB and Massachusetts Commissioner of Banks and to the Stock Holding Company’s Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Application for Conversion and Form S-1 under the captions “The Conversion; Plan of Distribution-Material Income Tax Consequences” and “Legal Matters.”

Very truly yours,

Shatswell, MacLeod & Company, P.C.